Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

Black Stone Minerals, L.P.
Houston, Texas
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-203909), and Form S-3 (Nos. 333-211426 and 333-215857) of Black Stone Minerals, L.P. of our report dated March 8, 2016, relating to the 2015 and 2014 consolidated financial statements, which appears in this Form 10-K.
/s/ BDO USA, LLP
Houston, Texas
March 1, 2017